Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Urovant Sciences Ltd. (the “Company”) for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Christine G. Ocampo, Principal Financial and Accounting Officer of the Company, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 13, 2019	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Financial and Accounting Officer